_Exhibit 99 Unaudited Financial Statements

CONECTISYS CORP.
Unaudited Consolidated Balance Sheet (Year Ended)
Nov-30-1997

                                                                     Nov-30-1997   Nov-30-1996
                                                                       Unaudited      Audited
Assets
Current Assets
       Cash                                                               17,265      24,495
   Accounts Receivable-trade
        (net  allowance  for  doubtful  of  ($379)                         3,411      35,532
     Stock   Subscription  Receivable                                          0           0
     Other   Current  Asset                                                    0           0

  Total    Current   Assets                                               20,577      60,027

Notes   Receivable  net  (note  4)                                       181,270     446,625

Interest   Receivable   net   (note   4)                                       0       7,947

Property  and  Equipment  Net  (note  5)                                 118,904      150,370

Licenses  and  Technology,  net  of  accumulated  amortization           985,716    1,727,242

Other      Assets                                                              0        4,500

Total     Assets                                                       1,306,567    2,396,711

CONECTISYS CORP.
Unaudited Consolidated Balance Sheet (continued)
Nov-30-1997

Liabilities and Shareholder equity
Current Liabilities
      Accounts   Payables                                                410,455       338,822
     Accrued  Compensation  (note  9)                                    223,448       136,181
   Notes Payables (notes 3 and 6)
             Related    Party                                                  0          0
             Other                                                       445,679       247,719
Other    Current   Liabilities                                            35,050        12,245
Accrued   interest   payable                                              92,752       105,417

Total    Current   Liabilities                                         1,207,384       840,384

Long term liabilities
   Notes Payables (notes 3 and 6)
             Related    Party                                                  0       527,830
              Other                                                            0       163,719

Total    Long   term   liabilities                                             0       691,549

Minority      Interest                                                         0             0

Shareholders Equity
    Preferred  Stock  -  Class  A 1,000,000 Shares  Authorized            20,500        20,500
         $ 1.00 Par Value, 20,500 Issued and Outstanding
     Convertible  Preferred  Stock  -  Class  B  1,000,000  Shares             0             0
        Authorized, $1.00 Par Value, -0- Shares Issued and
        Outstanding
 Common Stock - 250,000,000 Shares
          Authorized,  No  Par  Value                                  8,349,581     6,457,221
        4,677,268 Authorized Issued and Outstanding

    Accumulated  Gain  (Deficit)  During Development  Stage          (8,270,896)   (5,612,943)

Total    Shareholder   Equity                                             99,183      864,778

Total   Liabilities  and  Shareholders  Equity                         1,306,567    2,396,711


   CONECTISYS CORP.
Condensed Statement of Operations ( year ended)
Nov-30-1997

                                                                                                   December 1,1990
                                                                                                  (Inception) through
                                                                     Nov-30-1997      Nov-30-1996       Nov-30-1997
                                                                        Unaudited        audited            Unaudited
Revenues                                                                 380,642       111,163            491,805

Cost   of   Goods  Sold                                                  237,914       86,977            324,891

Gross     Profit                                                         142,727       24,186            127,292

     General   and  Administrative                                     1,911,534       1,715,009          4,782,151
     Bad   Debt  Write-offs                                              446,625       118,611          1,680,522

Loss   From   Operations                                             (2,662,057)    (1,809,434)        (6,742,385)

Non-Operating   Income   (Expense)                                     (360,447)        98,356           (259,399)

Interest    Expense                                                     (82,075)      (648,424)          (759,743)

Minority    Interest                                                           0       120,569            121,747

Net  Loss                                                            (2,657,954)   $(2,238,933)        (7,193,155)

Weighted   Average   Shares  Outstanding                                 813,327     2,608,613

Net  loss per share                                                       (3.27)  $     (0.86)

   CONECTISYS CORP.
   Condensed Statement of Cash Flows (Year End)
   Nov-30-1997

Caption
                                                                                               December 1,1990
                                                                     Nov-30-1997       Nov-30-1996  (Inception)through
                                                                       Unaudited        audited       Nov 30, 1997
Operating activities
     Net   Income  (loss)                                            (2,657,954)      (2,238,933)    (7,193,155)
      Adjustments to reconcile net income (loss)
           to net cash Provided by (used in)
           operating activities:
                  Depreciation   and  amortization                       502,421         519,789      1,023,480
     provision  for  bad  debt                                           669,670         118,611      1,644,156
     Stock   issued  for  services                                       690,603         575,433      2,153,148
     Stock   issued  for  interest                                        91,087         446,640        537,727
      Minority   interest                                                      0        (120,569)      (121,747)

Changes in operating assets and liabilities
   (Increase) decrease in assets
         Accounts   receivable                                            33,410        (38,862)         (5,033)
         Interest   receivable                                           147,387        (95,281)         43,740
          Deposits                                                             0              0          (4,792)
   Increase (decrease) in liabilities
         Accounts   payable                                               71,633        295,889         410,455
        Accrued   interest  payable                                     (12,665)              0         (12,665)
        Accrued   compensation                                            87,267         82,886         223,448
        Other   current  liabilities                                      22,805        105,540         140,467

    Net  cash  provided  by (used  in) operating  activities            (354,355)      (348,857)     (1,160,478)

Investing activities
     Increase  in  notes  receivable                                           0              0      (1,322,500)
    Costs  of  licenses  &  technology                                   (60,467)        (30,340)       (94,059)
     Purchase  of  equipment                                             (7,097)         (31,535)       (65,067)

    Net  cash  from  (used) in investing  activities                    (67,563)         (61,875)    (1,481,625)
CONECTISYS CORP.
   Condensed Statement of Cash Flows (year ended) (continued)
   Nov-30-1997

Financing Activities
     Common  Stock  issued  for  cash                                   399,980          150,000        960,635
      Dividends   received                                                     0               0              0
     Preferred   Stock  issuance                                               0               0         16,345
   Proceeds from debts
         Related   party                                                  16,700         150,309        223,244
          Other                                                           18,641         155,203      1,501,479
   Payments on debt
         Related                                                        (13,700)         (33,245)       (46,945)
         Other                                                           (6,953)          (8,951)       (15,904)
     Decrease  in  subscription  receivable                                    0          20,000         20,000
       Contributed capital                                                                     0            515
    Net  cash  from  (used)  in financing  activities                    414,668         433,316      2,663,524

Net   Increase  (decrease)  in  cash                                     (7,230)          22,584         17,265

Cash   beginning  of   period                                             24,495           1,911
Cash   end   of  period                                                   17,265          24,495         17,265

Cash paid during the year for
       Interest                                                                0          41,874         41,874
       Taxes                                                               1,082             800          2,732
Non Cash Activities
   Common stock issued for
          Purchase of stock                                              281,250               0        281,250
            PP&E                                                           9,225          35,362        140,156
          Licenses   &  technology                                       396,964               0      2,166,964
          Repayment   of  debt                                           620,507         257,469      1,753,786
          Services   &  interest                                         781,690       1,017,918      2,722,016

CONECTISYS CORP.
Statement of Shareholders Equity
Nov-30-1997

                                                                                         Deficit Accumu-
                                              Preferred                  Stock            lated During
                                              Class   A            Common      Stock       Development
                                        Shares        Amount      Shares      Amount        Stage             Total

Balance, December 1, 1990 (re-entry
    development stage)                          -        $      -         212,188   $1,042,140   $ (1,042,140)   $      -

Shares issued in exchange for:
    Cash,  May  31,  1993                       -               -          20,000        1,000           -                1,000
   Capital  contribution,  May  31,  1993       -               -          40,000          515           -                  515
    Services,  March  26,  1993                 -               -          40,000          500           -                  500
    Services,  March  26,  1993                 -               -          24,000          600           -                  600

Net loss for the year ended
   November   30,  1993                         -                -               -      (5,459)          -               (5,459)

Balance,   November  30,  1993                  -               -         336,188    1,044,755     (1,047,599)           (2,844)
_______________________________________


Shares issued in exchange for:
    Services,  May  1,  1994                    -               -          48,000        3,000           -                3,000
    Cash,  September  1,  1994                  -               -         355,426       23,655           -               23,655
    Services,  September  15,  1994             -               -         173,986       11,614           -               11,614
    Cash,  September  26,  1994                 -               -          60,000       15,000           -               15,000
    Cash,   October  6,  1994                16,345           16,345         -            -              -               16,345
  Cash, September and
          October,  1994                       -                -          26,400       33,000           -               33,000

Net   loss  for  the  year                     -                -               -          -          (32,544)          (32,544)

Balance,   November  30,  1994               16,345           16,345    1,000,000    1,131,024     (1,080,143)           67,226

CONECTISYS CORP.
Statement of Shareholders Equity (continued)
Nov-30-1997

Shares issued in exchange for:
    Cash,  February  13,  1995                 -               -           23,200      232,000           -              232,000
   Debt  repayment,  February  13,  1995       -               -           40,800      408,000           -              408,000
   Debt  repayment,  February  20,  1995       -               -           95,562      477,810           -              477,810
  Acquisition of assets,
     CIPI   February  1995                     -               -          575,000    1,950,000           -            1,950,000
  Acquisition of assets,
    April  5,  1995  (Note 7  )                -               -          300,000         -              -                 -
  Cash and services,
     April  and  May  1995                     -               -          320,000      800,000           -              800,000
    Cash,  June  1,  1995                      -               -           10,000       30,000           -               30,000
  Acquisition of assets and
     services,  September  26,  1995           -               -           80,000      200,000           -              200,000
    Cash,  September  28,  1995                -               -              825        3,000           -                3,000
  Acquisition of assets,
      September  1995                         -                -          700,000    1,750,000           -            1,750,000
Return of assets, CIPI
      September  1995                         -                -         (554,000)  (1,950,000)          -           (1,950,000)

Net   loss  for  the  year                    -                -               -           -       (2,293,867)       (2,293,867)

Balance,   November  30,  1995             16,345          16,345       2,591,387    5,031,834     (3,374,010)        1,674,169
____________________________________

Shares issued in exchange
 for(Note 7):
    Cash,   February,  1996                    -               -           27,778      125,000           -              152,779
    Debt  repayment,  February,  1996          -               -          200,000      639,779           -              612,000
    Services,  February,  1996                 -               -           63,199      205,892           -              205,892
    Cash,  March,  1996                        -               -            3,571       25,000           -               25,000

Shares returned and
    canceled,  March,  1996                    -               -         (300,000)        -              -                 -

    Services,  April,  1996                    -               -              267        2,069           -                2,069
    Services,  September,  1996              4,155          4,155          11,727       36,317           -               40,472
    Services,  October,  1996                  -               -          130,800      327,000           -              327,000
    Debt  repayment,  November,  1996          -               -           47,000       64,330           -               64,330

Net   loss  for  the  year                     -                -            -            -        (2,238,933)       (2,238,933)

Balance,   November  30,  1996            20,500          $20,500       2,775,729   $6,457,221    $(5,612,943)      $   864,778

CONECTISYS CORP.
Statement of Shareholders Equity (continued)
Aug-30-1997

Shares issued in exchange
 for (see note 7):
    Services,  March  1997                    -               -             4,550        6,879           -                6,879
    Debt,   April  1997                       -               -            16,000       13,120           -               13,120

    Services,  July  1997                     -               -            30,000       16,200           -               16,200
    Cash,   July  1997                        -               -           300,000      300,000           -              300,000
    Services  August  1997                    -               -           119,150       56,000           -               56,000

Restatement for 1:20
    reverse   stock  split                20,500        $20,500          162,271    $6,849,420     $     -          $       -
   Adjustment for
      partial  shares                       -              -                 113          -               -                 -

Restated   totals                        20,500         $20,500          162,385    $6,849,420     $      -         $       -

Shares issued in exchange
  Officer compensation
     October,   1997                        -               -            465,013       186,004            -              186,004
  Director Compensation
     October,  1997                         -               -             60,500        24,200            -               24,200
    Services  October  1997                 -               -            944,153       377,661            -              377,661
  Debt October 1997                         -               -          1,540,267       620,507            -              620,507
    Note   Receivable                       -               -          1,500,000       281,250            -              281,250
    Services  November  1997                -               -              4,950        10,538            -               10,538

Net   loss  to  November,  30  1997         -               -               -             -         (2,657,954)       (2,657,954)

Balance,   nov  30,  1997              20,500         $20,500       4,677,268    $8,349,581     $(8,270,897)      $    99,183

________________________________
summary of significant accounting policies and notes to consolidated financial statements.

Summary of Accounting Policies
Basis of Presentation

      The accompanying consolidated financial statements include the transactions of Conectisys Corporation ( the "Company") and its 80% owned subsidiaries
Technilink, Inc. and Primelink, Inc. All material intercompany transactions and balances have been eliminated in the accompanying consolidated financial statements.

Development Stage Company

      The Company returned to the development stage in accordance with SFAS No. 7 on December 1, 1990 and during the fiscal year ended November 30, 1995, the
Company completed two mergers and is in the process of developing its technology and product lines.

Cash Equivalents

      For financial accounting purposes and the statement of cash flows, cash equivalents include all highly liquid debt instruments with original maturities of three months or less.

Property and Equipment

      Property and equipment are recorded at cost. Depreciation is computed over the estimated useful lives of the assets using the straight-line method.
Property and equipment is estimated to have a useful life of 5-7 years.

Net Loss Per Common Share

      Net  loss per common share is based on the weighted average number of common
and common equivalent shares outstanding for the periods presented. Common equivalent shares representing the common shares that would be issued on exercise of convertible securities and outstanding stock options and warrants reduced by the number of shares which could be purchased from the related exercise proceeds are not included since their effect would be anti-dilutive.

Stock Issued for Noncash Consideration

      Shares of the Company's no par value common stock issued in exchange for goods or services are valued at the cost of the goods or services received or at the market value of the shares issued depending on the ability to estimate the value of the goods or services received.
SUMMARY OF ACCOUNTING POLICIES (continued)

Estimates

      The  preparation of the financial statements in  conformity with generally
accepted  accounting  principles  requires  management  to   make
estimates and
assumptions  that  affect  the reported  amounts  of  assets  and liabilities and
disclosure  of contingent assets and liabilities at the  date  of the financial
statements  and  the  reported amounts of revenues  and  expenses during the
reporting  period.   Actual  results  could  differ  from   those
estimates.



License Agreements

      The  cost  of acquiring license rights are capitalized  and amortized over the
shorter  of the estimated useful life of the license or the  term of the license
agreement.   The licenses are being amortized over  a  period  of
five years.  At
November  30, 1997, the Company generated some revenues from  the licenses it
acquired.   Although management has developed a plan  to  develop
and market the
technology,  it  is  reasonably possible that  the  estimates  of expected future
gross revenue will be reduced significantly in the near term  due to competitive
pressure.   Consequently,  the  carrying  amount  of  capitalized
licenses at November
30,  1997  may  be  reduced materially in  the  near  term.   The
carrying value of the
licenses  is subject to periodic evaluation and if necessary  the amounts will be
written down to their net realizable value. Technilink's carrying value was reduced by $ 625,000 in 1997 due to the lack of income generated form this license .

Technology

       Deferred technology costs include capitalized product development and product improvement cost incurred after achieving technological feasibility and are amortized over a period of five years.

Income Taxes

      The  Company has adopted Statement of Financial  Accounting
Standards
("SFAS")  No.  109,  which  requires  the  Company  to  recognize deferred tax assets
and  liabilities  for  the expected future  tax  consequences  of events that have
been recognized in the Company's consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax basis of assets using the enacted rates in effect in the years in which the differences are expected to reverse.


New Accounting Pronouncements

       Statement  of  Financial  Accounting  Standards  No.  121,
"Accounting for the
Impairment of Long-Lived Assets and for Long-Lived Assets  to  be
Disposed Of"
(SFAS No. 121) issued by the Financial Accounting Standards Board
(FASB) is
effective  for  financial statements for fiscal  years  beginning after December 15,
1995.  The new standard establishes new guidelines regarding when impairment
losses  on  long-lived assets, which include plant and equipment, certain
identifiable intangible assets and goodwill, should be recognized and how
impairment losses should be measured. The Company does not expect adoption to have a material effect on its financial position or results of operations.

       SFAS   No.  123, "Accounting for Stock-Based Compensation"
(SFAS 123) issued
by  the  FASB is effective for specific transactions entered into after December
15,   1995,  while the disclosure requirements of SFAS No.123 are effective  for
financial  statements for fiscal years beginning  no  later  than
December 15, 1995.
The   new  standard establishes a fair value method of accounting for stock-based
compensation   plans  and for transactions  in  which  an  entity
acquires  goods  and
services   from nonemployees in exchange for equity  instruments.
At the  present
time,  the  Company  has not determined if  it  will  change  its accounting policy for
stock  based compensation or only provide the required  financial statement
disclosures. As such, the impact on the Company's financial position and results of operations is currently unknown.

      On  March  3,  1997,  FASB issued  Statement  of  Financial
Accounting Standards
No.  128,  Earnings  per  Share (SFAS  128).  This  pronouncement provides a different
method  of calculating earnings per share than is currently  used in accordance
with  APB  15,  Earnings per Share. SFAS  128  provides  for  the calculation of Basic
and  Diluted earning per share. Basic earnings per share includes no dilution and
is  computed by dividing income available to common share holders by the weighted
average  number  of  common shares outstanding  for  the  period.
Diluted earnings per
share  reflects the potential dilution of securities  that  could share in the
earning  of  the  entity, similar to fully diluted  earnings  per share. This
pronouncement  is effective for fiscal years and interim  periods ending after
December  15, 1997; early adoption is not permitted. The  Company has not
determined   the  effect,  if  any,  of  adoption  on   its   EPS
computation(s)

Fair Value of Financial Instruments

     The carrying amounts of financial instruments including cash and cash
equivalents, accounts receivable, stock subscription  receivable, accounts
payable, accrued compensation and notes payable other, approximate fair value because of the short maturity of these instruments. It is not practical to estimate the fair value of the notes payable related party due to their related party nature.

Reclassifications
     For comparability purposes, certain prior year accounts have been reclassified to conform with current year presentation.




NOTES TO CONSOLIDATED FINANCIALS

1. Business
   Nature of Organization

The Company was incorporated under the laws of Colorado on February 3, 1986, to analyze and invest in business opportunities as they may occur.

TechniLink has developed the Cube 2001 series for the monitoring and controlling of various devices in the petroleum and gas industry.

PrimeLink  has  developed a product line that uses  cutting  edge communications to
assist in the monitoring of meters for utility companies and  the petroleum
industry. This technology, while eliminating the need for a meter reader, is more significant in enabling the utility companies to utilize energy conservation and, in the case of power companies, re-routing of electrical power to areas where it is needed. The devices are also in use in vending machines to monitor sales and functions of the vending machine without the physical inspection usually needed.

Effective December 1, 1994, the Company agreed to acquire all of the outstanding shares of Progressive Administrators, Inc. (PAI) in exchange for 300,000 shares of its no par value common stock. The transaction was to be accounted for as a purchase transaction. The shares to be issued by the Company were to be
"restricted securities" within the meaning of Rule 144 of the Securities Act of
1933, as amended. Accordingly, PAI would have been a wholly-owned subsidiary of the Company as of December 1, 1994. PAI was formed in the state of Colorado on
September 14, 1994 and is engaged in the records storage business.

Effective  December 1, 1994, the Company also agreed  to  acquire all of the
outstanding  shares of Creative Image Products,  Inc.  (CIPI)  in exchange for
575,000 shares of its no par value common stock.  The shares were issued in
February  of  1995.   The  shares  issued  by  the  Company  were
"restricted securities"
within the meaning of Rule 144 of the Securities Act of 1933,  as amended.
Accordingly, CIPI was a wholly-owned subsidiary of the Company as of December 1,
1994.   CIPI was formed in the state of Kansas on April 29,  1994
and is engaged
in   the   insecticide  business  and  through  its  wholly-owned
subsidiary, ADA
Signature Distributors, Inc., the sign manufacturing business.

During 1995, the Company's only operations consisted of CIPI's manufacturing of organic insecticides prior to its disposal. On September 28, 1995 the Company entered into an agreement to unwind the acquisition of CIPI. CIPI issued a promissory note to the Company in the amount of $1,302,500 to reimburse the
Company for cash advances. In accordance with the agreement, the shares issued to CIPI were exchanged for all shares issued to the Company. The shares outstanding carry no value on the financial statements. The Receivable to this loan was written down to zero in 1997.

On  February  15, 1996, PrimeLink entered into a Joint  Marketing and Development
Agreement  ("Agreement")  with SkyTel  Corp.  pursuant  to  which
PrimeLink agreed to
customize and develop a paging technology based receiver for  use in connection
with SkyTel's Two-Way wireless messaging services and system (the
"SkyTel
Network")  and both parties agreed to assist each  other  in  the marketing of the
PrimeLink  product and the SkyTel Network.  The Company  believes that the joint
marketing  of  its  product  with the SkyTel  System  could  have significant potential
for  the  Company.  However, the Agreement does not  require  any purchases of the
PrimeLink  product by SkyTel, and may not necessarily  result  in any significant
revenues for the Company.  The Agreement is for a two-year  term, and will
automatically renew for additional one-year terms until terminated by either party.

Change of Control

During  the  year ended November 30, 1994, the Company  issued  a combination of
voting  common  and voting preferred shares to Black  Dog  Ranch,
LLC, an unrelated
party, sufficient to transfer control of the Company to Black Dog
Ranch, LLC.
Accordingly, the Company is a subsidiary of Black Dog Ranch, LLC.
In connection
with the transfer of control, the Company changed its name to BDR
Industries,
Inc. During the year ended November 30, 1995 the Black Dog Ranch,
LLC sold its
interest  in  the  Company  to Robert  Spigno  who  now  has  the
controlling interest in
the  Company.   BDR  Industries, Inc. then changed  its  name  to
Conectisys
Corporation.

Formation of Subsidiary

Effective June 24, 1994, the Company formed a wholly-owned subsidiary, CFC
Capital Corporation.  The entity is currently inactive.

Acquisition of Privately Held Companies

In September 1995, the Company acquired 80% of the outstanding stock of
Technilink, Inc. a California Corporation, and 80% of the outstanding stock of
Primelink, Inc., a Kansas corporation, in exchange for an aggregate of 200,000 shares of the Company's common stock. The acquisitions were accounted for as purchases. Both Primelink and Technilink are start-up companies with no material operating activity and therefore no proforma statements of operations were provided for 1995.

      The  acquisitions of these companies occurred in connection with the signing
of  the  license  agreements discussed in Note  9.   The  Company
issued a total of
700,000 shares of common stock and assumed a loan of $400,000 to acquire the licenses and the Corporations. The only major asset acquired from Primelink and
Technilink was the license and technology. The stock issued was valued at
$1,750,000, the fair market value of common stock issued, and is included in licenses and technology on the balance sheet.

2. Going Concern
As of November 30, 1997 and 1996, the Company has a deficiency in working capital
of  $  1,186,807  and $ 780,357, respectively  and  has  incurred operating losses
since   its   return  to  the  development  stage,  which   raise
substantial doubt about
the Company's ability to continue as a going concern.

Management's plans for correcting these deficiencies include  the future sales of
their  newly  licensed products and to raise capital through  the issuance of
common  stock  to  assist  in  providing  the  Company  with  the liquidity necessary to
retire the outstanding debt and meet operating expenses.  In  the longer term,
the Company plans to achieve profitability through the operations of its newly
acquired subsidiaries.  The consolidated financial statements  do not include any
adjustments   that  might  result  from  the   outcome   of   the
uncertainty.

3. Related Party Transactions
The Company issued 2,494 and 2,515,891 shares of common stock during the years ended November 30, 1996 and 1997, respectively, to a related party in exchange for services, debt and compensation. which approximates the fair market value of the shares issued.

The Company also rents office space from S.W. Carver Corporation, a company
owned by a major shareholder of the Company. The rent is continue on a month to month basis. The Company also paid S.W. CarverCorporation for bookkeeping services which are included in general and administrative expenses these services have been discontinued. Also, the Company had notes payable to S.W. Carver Corporation, see Note 6.

4. Notes Receivable
During the year ended November 30, 1995 and 1994, the Company advanced to CIPI
$1,302,500. This advance is evidenced by a note payable to the Company, due on demand or October 1, 1998, whichever is first. Interest on the note is at the
rate of ten percent per year. As of November 30, 1996 and 1995, the Company has provided an allowance of $855,875 against this receivable. Interest receivable on this note has also been reserved accordingly. In 1997 the Company provided an allowance for the entire amount of the Note.

5. Property and Equipment
Property and equipment consisted of the following:
November 97,                       1997                 1996

Office equipment /         $    162,888         $    140,545
furniture
Vehicles                         35,362               35,362
Sub-total                       198,250              175,907
Less: accumulated
depreciation                   (79,345)              (2,520)
Total                      $    118,905         $    173,387




Depreciation expense for the years ended November 30, 1996 and 1997, totaled
$38,263 and $79,345, respectively.

6.   Notes Payable
The notes payable consisted of the following:
November 30, 1997                           1997        1996

Notes payable to S.W. Carver
Corporation
     (a related party) unsecured,
due on                                    $  -0-           $
     demand at 10% interest, unpaid                  518,230
     balance payable on February 15,
1998

Note payable to Devon Investment
Advisors
     unsecured, due on demand at 10%     241,824     241,824
     interest

Note payable to Black Dog Ranch, LLC
     unsecured, due on demand at 8%
     interest, unpaid balance on         171,397           -
January 15, 1998

Note payable to Investor's Financial      25,000           -

Note payable to Ford Motor Credit,
     secured by vehicle, interest at
12.9%,                                     7,458      15,771
     unpaid balance on February 25,
1999

Note payable to Robert Spigno
(related
     party) unsecured, due on demand
at                                           -0-       8,000
     10% interest, unpaid balance on
     February 15, 1998

Total notes payable                      445,679     775,825

7.   Shareholders' Equity
The Company is authorized to issue 50,000,000 shares of $1.00 par value preferred stock, no liquidation preference. One million of the preferred shares are designated as Class A preferred shares which have super voting power wherein each share receives 100 votes and has anti-dilution rights. One million of the preferred shares are designated as Class B preferred shares which have conversion rights wherein each share may be converted into ten shares of common stock.


In March & July 1997, the Company issued 4,550 and 30,000 shares of common stock respectively for attorney fees in relation to various legal matters

In April 1997, Settled a law suit with the former directors of the Company. The Company issued to the former directors 16,000 shares of common stock

In July the Company issued 300,000 shares of common stock to an investor for cash

In August 1997 the Company issued 119,150 shares of common stock to the members of the board of directors for services.

In October, 1997, the Company entered into two consulting agreements In consideration for services to the Company, paid the consultants 500,000 shares of common stock for services rendered. the company entered in to an agreement for funding and issued 1,500,000 for a note receivable that has susequently paid in full


8. Income Taxes
Deferred income taxes consisted of the following:
November 30,                             1997           1996
Deferred tax asset, net          $  3,454,392   $  3,454,392
operating
     loss carryforward
Deferred tax liability                      -              -
Valuation allowance               (3,454,392)    (3,454,392)
Net deferred taxes                  $       -      $       -


     The valuation allowance offsets the net deferred tax asset since it is more likely than not it would not be recovered.

9. Commitments and Contingencies
Employment Agreements

 Incorporated by reference 10KSB year ended November 30, 1995,
1996

Litigation

There are two legal proceeding to which the Company is a party. The first case, Securities and Exchange Commission (Plaintiff) Vs. Andrew
S. Pitt,
Conectisys Corp., Devon Investments Advisors, Inc., B & M Capital
Corp., Mike
Zaman, and Smith Benton & Hughes, Inc. (Defendants) Civil Case #
96-4164. The
Case Alleges that a fraudulent scheme was orchestrated and directed by the defendants to engage in the sale and distribution of unregistered shares of
Conectisys by creating the appearance of an active trading market for the stock of Conectisys and artificially inflating the price of its shares. In the suit the SEC seeks permanent injunctions from violating securities laws. The SEC does not seek any civil penalties from the Company. The courts having conducted a trial of this matter without a jury and taken it under submission, found for the plaintiff as follows: against Conectisys on the claim that the defendant violated section 5(a), 5(C), 17(a). Conectisys was NOT found to have violated section 10(b), 10(b-5), or 15(c). The Plaintiff was ordered to file proposed findings of fact and conclusions of law. The Plaintiff has filed subsequent to the year ended November 30 1997 with its conclusions and finding and is requesting that the Company disgorge alleged profits plus interest totalling $ 1,013,514.60. The Company has filed objections to their claims. After the court settles the findings and conclusions, the court will enter further orders with respect remedy or remedies to be granted to the plaintiff.

The second case is was brought by Clamar Capital Corp. (the "Plaintiff ") against Smith Benton & Hughes; Michael Zaman; Claudia Zaman; Andrew Pitt and Conectisys Corp.(collectively the "Defendants"). The case was brought before the District Court of Arapahoe, State of Colorado, case No. 97-CV-1442, Division 3. The Plaintiff did not specify an amount of damages that it seeks from the defendants.